Exhibit 99.1

IRIDEX ANNOUNCES APPOINTMENT OF ANN RHOADS TO ITS BOARD OF DIRECTORS

MOUNTAIN VIEW, Calif., July 18, 2017 -- IRIDEX Corporation (Nasdaq: IRIX) today announced the appointment of Ann Rhoads to the Company’s Board of Directors, Audit Committee, and Compensation Committee, effective immediately.

“We are delighted to add Ann to our Board of Directors.  Her significant experience working with growth companies from a financial and strategic perspective, particularly in the healthcare sector, makes her an ideal addition to our leadership team,” said William M. Moore, President and Chief Executive Officer.  “Moreover, I am confident that her expertise in creating and implementing corporate strategies will be instrumental in enabling us to continue gaining traction and expanding our presence in the global ophthalmology market.  We look forward to her insight.”

Rhoads served as Executive Vice President and Chief Financial Officer of Zogenix, a publicly-traded pharmaceutical company, where she played a key role in the company’s strategic positioning, business development, and financial oversight.  Prior to her tenure at Zogenix, Rhoads served as Chief Financial Officer and Senior Vice President of Premier, Inc., a healthcare service company, where her responsibilities included all areas of financial management, strategic planning, business development, information technology, ethics, and compliance. She also served as Vice President at The Sprout Group, a venture capital firm focused on emerging growth companies.

“IRIDEX is advancing differentiated and clinically significant technology in the growing ophthalmology market,” said Rhoads.  “I am honored to join their Board of Directors and excited to contribute to a company positioned to deliver value in our evolving healthcare system.”

Rhoads is currently a member of the board of directors and chairs the audit committee of Globus Medical, Inc. and Evoke Pharma, Inc. Previously she served on the board and chaired the audit committee of Novellus Systems, Inc. prior to its acquisition.  Rhoads holds an M.B.A. from the Harvard Graduate School of Business Administration and a B.S. in Finance from the University of Arkansas.

About IRIDEX

IRIDEX Corporation was founded in 1989 and is a worldwide leader in developing, manufacturing, and marketing innovative and versatile laser-based medical systems, delivery devices and consumable instrumentation for the ophthalmology market. We maintain a deep commitment to the success of our customers, with comprehensive technical, clinical, and service support programs. IRIDEX is dedicated to a standard of excellence, offering superior technology for superior results. IRIDEX products are sold in the United States through a direct sales force and internationally through a combination of a direct sales force and a network of approximately 70 independent distributors into over 100 countries. For further information, visit the IRIDEX website at http://www.iridex.com/.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, including those statements concerning the markets in which the Company operates, trends in treatment and product usage, product plans and future product releases, and the Company’s strategic plans and objectives. These statements are not guarantees of future performance and actual results may differ materially from those described in these forward-looking statements as a result of a

Exhibit 99.1

number of factors. Please see a detailed description of these and other risks contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and Quarterly Reports on Form 10-Q for subsequent fiscal quarters, each of which was filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date and will not be updated.

Investor Relations Contact

Lynn Pieper Lewis or Leigh Salvo

(415) 937-5404

investors@iridex.com